Exhibit 10.5

INDEPENDENT CONTRACTOR AGREEMENT

(Chief Executive Officer Services)

This Independent Contractor Agreement (the “Agreement”) is entered into as of March 1, 2026 (the “Effective Date”), by and between USFM Corporation (the “Company”), and Robert Price (“Contractor”).

1.	Engagement

The Company hereby engages Contractor to provide executive management and advisory services to the Company in the capacity of Chief Executive Officer (“CEO Services”), and Contractor accepts such engagement subject to the terms of this Agreement.

2.	Term

This Agreement shall commence on the Effective Date and shall continue on a month-to-month basis unless and until terminated with or without cause by either party upon thirty (30) days’ prior written notice.

The Company may terminate this Agreement immediately for cause, which includes the Contractor committing fraud, gross negligence, willful misconduct, material breach of this Agreement, or his conviction of a felony.

3.	Services

Contractor shall provide such CEO and executive management services as are reasonably requested by the Company, including but not limited to:

•	Strategic leadership and corporate management;
•	Oversight of business development and financing initiatives;
•	Investor, regulatory, and stakeholder communications;
•	Coordination of operational and exploration activities;
•	Board reporting and executive administration; and
•	Such other executive duties customarily associated with the role of Chief Executive Officer.

Contractor shall determine the method, details, and means of performing the services, subject to general strategic objectives established by the Board of Directors.

4.	Compensation

As compensation for the services provided hereunder, the Company shall pay Contractor a fee of Fifteen Thousand Dollars (US $15,000) per month, payable in accordance with the Company’s standard payment practices.

The parties may mutually agree in writing to additional compensation, equity grants, bonuses, or incentive arrangements.

5.	Expense Reimbursement

The Company shall reimburse Contractor for all reasonable and documented out-of-pocket business expenses incurred in connection with the performance of services under this Agreement, including travel, lodging, meals, entertainment, regulatory meetings, conferences, and other ordinary business expenses, provided such expenses are incurred in accordance with Company policies, if any.

Contractor shall provide reasonable supporting documentation for reimbursement requests.

6.	Independent Contractor Relationship

Contractor is an independent contractor and not an employee of the Company. Nothing contained herein shall be construed to create a partnership, joint venture, employment, or agency relationship.

Contractor shall be solely responsible for payment of all federal, state, local, and foreign taxes arising from compensation paid under this Agreement, including income taxes and self-employment taxes.

Contractor shall not be entitled to employee benefits, workers’ compensation coverage, unemployment insurance, retirement benefits, or similar employee rights.

7.	Confidentiality

Contractor acknowledges that during the course of engagement Contractor may have access to confidential and proprietary information relating to the Company and its affiliates.

Contractor agrees to maintain the confidentiality of such information and not disclose or use such information except as necessary in connection with performing services for the Company or as authorized by the Company.

The obligations of this Section shall survive termination of this Agreement.

8.	Indemnification

To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless Contractor from and against any and all claims, liabilities, damages, losses, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to Contractor’s performance of services for the Company, except to the extent resulting from Contractor’s fraud, gross negligence, willful misconduct, or material breach of this Agreement.

To the extent permitted by applicable law, the Company shall advance expenses incurred by Contractor in defending any proceeding related to Contractor’s services to the Company, subject to receipt of an undertaking by Contractor to repay such amounts if it is ultimately determined that Contractor is not entitled to indemnification.

The Company shall use commercially reasonable efforts to maintain directors and officers liability insurance covering Contractor in connection with Contractor’s services to the Company.

9.	Ownership of Work Product

Any work product, materials, reports, presentations, analyses, or other deliverables prepared by Contractor specifically for the Company in connection with the services shall be the property of the Company.

10.	Non-Exclusivity

Contractor may provide services to other businesses or entities, provided such activities do not materially interfere with Contractor’s obligations to the Company or create an actual conflict of interest.

11.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of law principles.

12.	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions or agreements, whether written or oral.

This Agreement may only be amended in a writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY
USFM Corporation

By:	/s/ Robert Price
Name:	Robert Price
Title:	Director
Date:	March 1, 2026

CONTRACTOR
Robert Price

Signature:	/s/ Robert Price
Date:	March 1, 2026